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Exhibit 23.2

        Consent of Independent Auditors

        We consent to the use of our report dated June 22, 2009, with respect to the financial statements of Digital Link II, LLC included in Form 10-K/A and incorporated by reference in the Registration Statements No. 333-153408 on Form S-8, No. 333-139177 on Form S-8, No. 333-116739 on Form S-8 and No. 333-03849 on Form S-8 of Ballantyne Strong, Inc.

/s/ ERNST & YOUNG LLP

Los Angeles, California June 22, 2008

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  Exhibit 23.2